Exhibit 99.1

Pacific Drilling Announces Fourth-Quarter and Full-Year 2019 Results

▪	Pacific Sharav awarded a new two well contract from Murphy in Mexico
▪	Revenue efficiency of 99.3% for the fourth quarter and 97.4% for the full year 2019

LUXEMBOURG, March 11, 2020—Pacific Drilling S.A. (NYSE: PACD) (“Pacific Drilling” or the “Company”) today reported fourth quarter and full-year results for 2019.

Pacific Drilling CEO Bernie Wolford commented, “In the fourth quarter, Pacific Khamsin returned to operations as we started a new contract with Equinor in the U.S. Gulf of Mexico. We also began mobilizing Pacific Bora to Oman where it is drilling that country’s first-ever deepwater well during its contract with Eni. We have continued this positive momentum in early 2020 as we capitalize on strengthening demand for our premium deepwater rigs. Our reputation for operational excellence and customer service resulted in a new relationship with Murphy Oil Corporation for Pacific Sharav in Mexico.”

Mr. Wolford continued, “While we were surprised and disappointed with the Tribunal’s decision in the arbitration related to the construction of Pacific Zonda, this outcome has not impacted our operations. As we previously disclosed, our two subsidiaries involved in the dispute have filed an application with the High Court in London for permission to appeal the arbitration decision. While we hope for a positive resolution of the appeal process, a positive outcome from this arbitration was never relied upon in our corporate financial planning. As always, we remain focused on our core business and delivering operational excellence for our customers.”

Mr. Wolford concluded, “As we look ahead, we see significant uncertainty in the global markets from the demand reduction related to COVID-19 and recent changes to oil supply and pricing strategies. Through late 2019 and early 2020, we experienced substantial tightening of ultra-deepwater rig supply in the U.S. Gulf of Mexico and more limited supply of active rigs in other regions. At the same time, there are more active tenders in the market today than we have seen at any one time since 2014. We continue to work toward delivering positive cash flow from our operations as the market for our rigs improves and dayrates become more favorable. To this end, we were pleased to recently secure a $50 million revolving credit facility which allows us the financial flexibility to take advantage of new market opportunities.”

Fourth-Quarter 2019 Operational and Financial Commentary

Fourth-quarter 2019 contract drilling revenue was $33.1 million compared to $54.3 million in third-quarter 2019.  The decrease in revenue resulted primarily from the Pacific Sharav completing its legacy Chevron five-year contract in late August 2019 and rolling over to continue working for Chevron at a lower dayrate reflective of the current market. The decrease in revenue was partially offset by revenues earned from the commencement of contract operations for the Pacific Santa Ana and the Pacific Khamsin in December 2019.

Operating expenses for the fourth quarter of 2019 were $63.3 million compared to $60.3 million in the third quarter of 2019.

General and administrative expenses for the fourth quarter of 2019 were $8.2 million, as compared to $8.9 million for the third quarter of 2019.

Net loss for fourth-quarter 2019 was $308.1 million compared to $90.8 million in third-quarter 2019. Included in the net loss for fourth-quarter 2019 is a $217.6 million loss from unconsolidated subsidiaries predominately related to the elimination of the receivable from the balance sheet due to the Pacific Zonda arbitration decision in favor of Samsung Heavy Industries Co. Ltd (“SHI”).

Adjusted EBITDA(a) for fourth-quarter 2019 was $(36.8) million, compared to $(13.8) million in third-quarter 2019.

Capital expenditures for the fourth quarter of 2019 were $4.0 million compared to $9.7 million in the third quarter of 2019. The decrease in capital expenditures was primarily due to lower payments for the purchase of a managed pressure drilling system.

Footnotes

(a)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. For a definition of EBITDA and Adjusted EBITDA and a reconciliation to net loss, please refer to the schedule included in this release. Management uses this operational metric to track company results and believes that this measure provides additional information that highlights the impact of our operating efficiency as well as the operating and support costs incurred in achieving the revenue performance.

2020 Guidance

A schedule of Pacific Drilling’s 2020 guidance as of March 11, 2020 is available in the “Results” subsection of the “Investor Relations” section of our website, www.pacificdrilling.com.

Conference Call

Pacific Drilling will conduct a conference call at 10 a.m. US Central Time on Thursday, March 12, 2020 to discuss fourth-quarter and full-year 2019 results.

To access the conference call, listeners should contact the Conference Call Operator at +1 866-253-3270 within North America or +1 646-843-4609 outside of North America approximately 10 minutes prior to the scheduled start time and provide access code 2196217#. Participants are invited to use the following link to register for the call in advance: http://bit.ly/RegisterQ42019Call  A replay of the call will be available on the company’s website or by dialing +1 866-595-5357 and providing access code 2196217#.

About Pacific Drilling

With its best-in-class drillships and highly experienced team, Pacific Drilling is committed to exceeding our customers’ expectations by delivering the safest, most efficient and reliable deepwater drilling services in the industry. Pacific Drilling’s fleet of seven drillships represents one of the youngest and most technologically advanced fleets in the world. Pacific Drilling has principal offices in Luxembourg and Houston. For more information about Pacific Drilling, including our current Fleet Status, please visit our website at www.pacificdrilling.com.

Forward-Looking Statements

Certain statements and information contained in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are generally identifiable by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “our ability to,” “may,”  “plan,” “potential,” “predict,” “project,” “projected,” “should,” “will,” “would”, or other similar words which are not generally historical in nature. The forward-looking statements speak only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Our forward-looking statements express our current expectations or forecasts of possible future results or events, including future financial and operational performance and cash balances; revenue efficiency levels; market outlook; forecasts of trends; future client contract opportunities; future contract dayrates; our business strategies and plans or objectives of management; estimated duration of client contracts; backlog; expected capital expenditures; projected costs and savings; expectations regarding our two subsidiaries’ application to appeal the arbitration award against them related to the drillship known as the Pacific Zonda in favor of SHI, the outcome of such subsidiaries’ ongoing bankruptcy proceedings and the potential impact of the Tribunal’s decision on our future operations, financial position, results of operations and liquidity.

Although we believe that the assumptions and expectations reflected in our forward-looking statements are reasonable and made in good faith, these statements are not guarantees, and actual future results may differ materially due to a variety of factors. These statements are subject to a number of risks and uncertainties and are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in such statements due to a variety of factors, including if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect.

Important factors that could cause actual results to differ materially from our expectations include: evolving risks from the coronavirus outbreak and resulting significant disruption in international economies, and international financial and oil markets, including a substantial decline in the price of oil during 2020; the global oil and gas market and its impact on demand for our services; the offshore drilling market, including changes in capital expenditures by our clients; changes in worldwide oil and gas supply and demand; rig availability and supply and demand for high-specification drillships and other drilling rigs competing with our fleet; our ability to enter into and negotiate favorable terms for new drilling contracts or extensions; our ability to successfully negotiate and consummate definitive contracts and satisfy other customary conditions with respect to letters of intent and letters of award that we receive for our drillships; actual contract commencement dates; possible cancellation, renegotiation, termination or suspension of drilling contracts as a result of mechanical difficulties, performance, market changes or other reasons; costs related to stacking of rigs and costs to reactivate a stacked rig; downtime and other risks associated with offshore rig operations, including unscheduled repairs or maintenance, relocations, severe weather or hurricanes or accidents; our small fleet and reliance on a limited number of clients; the risks of litigation in foreign jurisdictions and delays caused by third parties in connection with such litigation; the outcome of our two subsidiaries’ bankruptcy proceedings and any actions that SHI or others may take in the bankruptcy or other proceedings against the Company and its subsidiaries; the risk that our common shares could be delisted from trading on the New York Stock Exchange; and the other risk factors described in our 2018 Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 12, 2019 and our Reports on Form 6-K.  These documents are available through our website at www.pacificdrilling.com or through the SEC’s website at www.sec.gov.

Investor Contact:	James Harris
Pacific Drilling S.A.
+713 334 6662
Investor@pacificdrilling.com

Media Contact:	Amy L. Roddy
Pacific Drilling S.A.
+713 334 6662
Media@pacificdrilling.com

PACIFIC DRILLING S.A. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share information) (unaudited)

	Successor			Predecessor	Successor		Predecessor
	Three	Three	Period from	Period from		Period from	Period from
	Months	Months	November 20,	October 1,		November 20,	January 1,	Year
	Ended	Ended	through	through	Year Ended	through	through	Ended
	December 31,	September 30,	December 31,	November 19,	December 31,	December 31,	November 19,	December 31,
	2019	2019	2018	2018	2019	2018	2018	2017
Revenues
Contract drilling	$33,131	$54,315	$28,489	$31,073	$229,777	$28,489	$236,379	$319,716
Costs and expenses
Operating expenses	63,269	60,324	19,744	25,050	228,143	19,744	189,606	244,089
General and administrative expenses	8,182	8,855	4,245	9,572	38,293	4,245	50,604	87,134
Depreciation and amortization expense	27,165	47,734	27,277	38,187	193,128	27,277	248,302	278,949
Loss from unconsolidated subsidiaries	217,640	488	806	—	220,152	806	—	—
	316,256	117,401	52,072	72,809	679,716	52,072	488,512	610,172
Operating loss	(283,125)	(63,086)	(23,583)	(41,736)	(449,939)	(23,583)	(252,133)	(290,456)
Other income (expense)
Interest expense	(24,794)	(24,459)	(10,904)	(29,046)	(97,698)	(10,904)	(106,632)	(178,983)
Write-off of deferred financing costs	—	—	—	—	—	—	—	(30,846)
Reorganization items	(70)	(24)	(1,300)	(1,743,556)	(1,975)	(1,300)	(1,799,664)	(6,474)
Interest income	1,145	1,510	1,008	428	6,292	1,008	3,148	2,717
Other income (expense)	(9)	(409)	526	350	(729)	526	(1,904)	(8,261)
Loss before income taxes	(306,853)	(86,468)	(34,253)	(1,813,560)	(544,049)	(34,253)	(2,157,185)	(512,303)
Income tax expense (benefit)	1,264	4,315	(6,769)	(3,261)	12,416	(6,769)	(2,308)	12,863
Net loss	$(308,117)	$(90,783)	$(27,484)	$(1,810,299)	$(556,465)	$(27,484)	$(2,154,877)	$(525,166)

Loss per common share, basic	$(4.11)	$(1.21)	$(0.37)	$(84.72)	$(7.42)	$(0.37)	$(100.89)	$(24.64)
Weighted-average shares outstanding, basic	75,007	75,005	75,010	21,368	75,011	75,010	21,359	21,315
Loss per common share, diluted	$(4.11)	$(1.21)	$(0.37)	$(84.72)	$(7.42)	$(0.37)	$(100.89)	$(24.64)
Weighted-average shares outstanding, diluted	75,007	75,005	75,010	21,368	75,011	75,010	21,359	21,315

PACIFIC DRILLING S.A. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands) (unaudited)

	December 31,	September 30,	December 31,
	2019	2019	2018
Assets:
Cash and cash equivalents	$278,620	$355,906	$367,577
Restricted cash	6,089	6,076	21,498
Accounts receivable, net	29,252	29,751	40,549
Other receivable	—	—	28,000
Materials and supplies	43,933	43,986	40,429
Deferred costs, current	16,961	1,397	482
Prepaid expenses and other current assets	15,732	10,288	8,667
Total current assets	390,587	447,404	507,202
Property and equipment, net	1,842,549	1,860,724	1,915,172
Receivable from unconsolidated subsidiaries	—	204,790	204,790
Intangible asset	—	—	85,053
Investment in unconsolidated subsidiaries	—	11,400	11,876
Other assets	23,423	22,252	24,120
Total assets	$2,256,559	$2,546,570	$2,748,213
Liabilities and shareholders’ equity:
Accounts payable	$24,223	$12,009	$14,941
Accrued expenses	27,924	20,292	25,744
Accrued interest	15,703	31,406	16,576
Deferred revenue, current	7,567	5,931	—
Total current liabilities	75,417	69,638	57,261
Long-term debt	1,073,734	1,064,643	1,039,335
Payable to unconsolidated subsidiaries	—	4,194	4,400
Other long-term liabilities	38,577	33,143	28,259
Total liabilities	1,187,728	1,171,618	1,129,255
Shareholders’ equity:
Common shares	751	751	750
Additional paid-in capital	1,652,681	1,650,685	1,645,692
Treasury shares, at cost	(652)	(652)	—
Accumulated deficit	(583,949)	(275,832)	(27,484)
Total shareholders’ equity	1,068,831	1,374,952	1,618,958
Total liabilities and shareholders’ equity	$2,256,559	$2,546,570	$2,748,213

PACIFIC DRILLING S. A. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Successor		Predecessor
		Period from	Period from
		November 20,	January 1,
	Year Ended	through	through	Year Ended
	December 31,	December 31,	November 19,	December 31,
	2019	2018	2018	2017
Cash flow from operating activities:
Net loss	$(556,465)	$(27,484)	$(2,154,877)	$(525,166)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	193,128	27,277	248,302	278,949
Amortization of deferred revenue	(1,931)	—	(20,212)	(46,829)
Amortization of deferred costs	1,692	128	13,882	11,689
Amortization of deferred financing costs	—	—	1,639	24,889
Amortization of debt (premium) discount, net	(476)	(38)	—	940
Interest paid-in-kind	34,875	3,732	4,933	—
Write-off of deferred financing costs	—	—	—	30,846
Deferred income taxes	8,783	(6,507)	4,103	7,409
Share-based compensation expense	7,071	599	2,543	6,819
Other-than-temporary impairment of available-for-sale securities	—	—	—	6,829
Loss from unconsolidated subsidiaries	220,152	806	—	—
Reorganization items	—	—	1,746,764	5,315
Changes in operating assets and liabilities:
Accounts receivable	39,297	(11,670)	12,028	53,713
Materials and supplies	(3,504)	(122)	3,532	6,187
Deferred costs	(25,553)	(1,030)	(5,220)	(12,200)
Prepaid expenses and other assets	(7,393)	(10,953)	(27,742)	(8,257)
Accounts payable and accrued expenses	13,643	(16,490)	(10,096)	38,214
Deferred revenue	9,498	—	(481)	5,780
Net cash used in operating activities	(67,183)	(41,752)	(180,902)	(114,873)
Cash flow from investing activities:
Capital expenditures	(35,110)	(2,697)	(18,624)	(36,645)
Deconsolidation of Zonda Debtors	—	—	(4,910)	—
Purchase of available-for-sale securities	—	—	—	(6,000)
Net cash used in investing activities	(35,110)	(2,697)	(23,534)	(42,645)
Cash flow from financing activities:
Payments for shares issued under share-based compensation plan	(81)	(126)	(4)	(199)
Proceeds from debtor-in-possession financing	—	—	50,000	—
Payments for debtor-in-possession financing	—	—	(50,000)	—
Proceeds from long-term debt	—	—	1,000,000	—
Payments on long-term debt	—	—	(1,136,478)	(146,473)
Proceeds from equity offerings	—	—	500,000	—
Payments for financing costs	(1,340)	(13,525)	(29,355)	(4,530)
Purchases of treasury shares	(652)	—	—	—
Net cash provided by (used in) financing activities	(2,073)	(13,651)	334,163	(151,202)
Net increase (decrease) in cash and cash equivalents	(104,366)	(58,100)	129,727	(308,720)
Cash, cash equivalents and restricted cash, beginning of period	389,075	447,175	317,448	626,168
Cash, cash equivalents and restricted cash, end of period	$284,709	$389,075	$447,175	$317,448

EBITDA and Adjusted EBITDA Reconciliation

EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization. Beginning with the fourth quarter of 2019, management has redefined EBITDA for the current and comparative periods to exclude amortization of deferred revenue and deferred costs, which are included in contract drilling revenues and operating expenses respectively in the statements of operations. Management believes such measure of EBITDA is consistent with the conventional definition of EBITDA, allows for greater transparency of the Company’s core operating performance, and is in line with historical treatment by certain other major offshore drilling contractors and supply vessel owners. Adjusted EBITDA is defined as EBITDA before other-than-temporary impairment of available-for-sale securities, write-off of deferred financing costs, loss from unconsolidated subsidiaries and reorganization items. EBITDA and Adjusted EBITDA do not represent and should not be considered an alternative to net income, operating income, cash flow from operations or any other measure of financial performance presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and our calculation of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies. EBITDA and Adjusted EBITDA are included herein because they are used by management to measure the Company’s operations. Management believes that EBITDA and Adjusted EBITDA present useful information to investors regarding the Company’s operating performance.

PACIFIC DRILLING S.A. AND SUBSIDIARIES

Supplementary Data—Reconciliation of Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands) (unaudited)

	Successor			Predecessor	Successor		Predecessor
	Three	Three	Period from	Period from		Period from	Period from
	Months	Months	November 20,	October 1,	Year	November 20,	January 1,	Year
	Ended	Ended	through	through	Ended	through	through	Ended
	December 31,	September 30,	December 31,	November 19,	December 31,	December 31,	November 19,	December 31,
	2019	2019	2018	2018	2019	2018	2018	2017

Net loss	$(308,117)	$(90,783)	$(27,484)	$(1,810,299)	$(556,465)	$(27,484)	$(2,154,877)	$(525,166)
Add:
Interest expense	24,794	24,459	10,904	29,046	97,698	10,904	106,632	178,983
Depreciation and amortization expense	27,165	47,734	27,277	38,187	193,128	27,277	248,302	278,949
Other amortization, net(a)	395	(74)	128	(1,245)	(239)	128	(6,330)	(35,140)
Income tax expense (benefit)	1,264	4,315	(6,769)	(3,261)	12,416	(6,769)	(2,308)	12,863
EBITDA	$(254,499)	$(14,349)	$4,056	$(1,747,572)	$(253,462)	$4,056	$(1,808,581)	$(89,511)
Add (subtract):
Other-than-temporary impairment of available-for-sale securities	—	—	—	—	—	—	—	6,829
Write-off of deferred financing costs	—	—	—	—	—	—	—	30,846
Loss from unconsolidated subsidiaries	217,640	488	806	—	220,152	806	—	—
Reorganization items	70	24	1,300	1,743,556	1,975	1,300	1,799,664	6,474
Adjusted EBITDA	$(36,789)	$(13,837)	$6,162	$(4,016)	$(31,335)	$6,162	$(8,917)	$(45,362)

(a)	Other amortization, net includes amortization of deferred costs less amortization of deferred revenue.